UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2009

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

OceanFirst Financial Corp. (the “Company”) recently became aware that a purported class action complaint had been filed on June 8, 2009 in the Superior Court of New Jersey in Ocean County against the Company, Central Jersey Bancorp, (“Central Jersey”) and each director of Central Jersey.

The action was brought by Anthony Perillo, an alleged shareholder of Central Jersey, on behalf of himself and all others similarly situated. The complaint alleges, among other things, that the directors of Central Jersey are in breach of their fiduciary duties to Central Jersey shareholders in connection with Central Jersey’s entry into an agreement and plan of merger with the Company (the “Agreement”). The complaint also alleges that the Company knowingly assisted the Central Jersey directors’ breaches of fiduciary duty in connection with the proposed merger.

The complaint seeks, among other things, injunctive relief to enjoin the Company from consummating the transactions contemplated under the Agreement, along with attorneys’ fees and costs.

The Company believes that the allegations in the complaint are without merit and intends to vigorously defend against the claims and causes of action asserted in this legal matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ John R. Garbarino
John R. Garbarino
Chairman, President and Chief Executive Officer

Dated: June 22, 2009